Exhibit 99.1

PREFORMED LINE PRODUCTS ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

CLEVELAND, May 5, 2022 /PRNewswire/ -- Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its first quarter ended March 31, 2022.

Q1 2022 Highlights:

  Net sales increased 18%
  Diluted EPS of $2.49, an increase of 72%
  Results included a gain of $4.4 million from life insurance death benefits
  Charge of $1.0 million incurred to wind-down PLP-Russia
  Completed two acquisitions

Net sales for the first quarter of 2022 were $138.2 million, an increase of 18%, compared to $117.6 million in the first quarter of 2021. Currency translation rates had an unfavorable impact on 2022 first quarter net sales of $2.5 million, or 2%.

The Company posted net income for the first quarter of 2022 of $12.3 million, or $2.49 per diluted share, compared to $7.2 million, or $1.45 per diluted share, in the first quarter of 2021. First quarter 2022 net income included a non-taxable gain of $4.4 million from life insurance death benefits. The first quarter of 2022 also included charges of approximately $1.0 million related to the wind-down of the Company's subsidiary in Russia, which include a $0.4 million charge to write-down inventory balances. Currency translation rates had an unfavorable effect on net income of $0.2 million.

Rob Ruhlman, Chairman and Chief Executive Officer, said, "We are pleased with our strong start to 2022. We enjoyed strong volume growth and incremental sales from our newest acquisitions and benefitted from selling price adjustments made necessary by the significant levels of inflation experienced last year and so far this year. The pace of inflationary increases on our raw material inputs and freight expense coupled with additional costs associated with supply chain disruption continue to negatively impact our gross profit percentage and earnings generation. As a result, we have instituted additional selling price increases. All regions except for Asia-Pacific reported an increase in net sales versus Q1 2021. PLP USA continues to lead the increase driven by growth in the communications product family as well as the significance of our U.S. based manufacturing and distribution facilities. Additional investments are well underway within our PLP USA operations to support this growth both today and into the future. While we have seen reductions in revenue in certain operations that rely more heavily on government-sponsored infrastructure projects that have been delayed due to COVID-19, our strength in other markets has more than offset the shortfalls to allow for both top-line and bottom-line growth. Customer satisfaction remains our primary goal – accomplished by providing high-quality products and services that meet or exceed expectations."

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in business conditions and economy due to COVID-19 including the severity and duration of business disruption caused by the pandemic, the strength of the economy and demand for the Company's products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company's products, the cost, availability and quality of raw materials required for the manufacture of products, the impact of global economic conditions (such as social unrest, acts of war, military conflict (including the ongoing conflict between Russia and Ukraine), international hostilities, terrorism and changes in diplomatic and trade relationships) on profitability and future growth opportunities; the Company's ability to identify, complete, obtain funding for and integrate acquisitions for profitable growth; and the Company's ability to continue to develop proprietary technology and maintain high quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's 2021 Annual Report on Form 10-K filed with the SEC on March 4, 2022 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ABOUT PLP

PLP protects the world's most critical connections by creating stronger and more reliable networks. The company's precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in over 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

PREFORMED LINE PRODUCTS COMPANY
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Thousands of dollars, except share and per share data)	2022	2021

ASSETS
Cash and cash equivalents	$ 34,630	$ 36,406
Accounts receivable, less allowances of $4,541 ($3,744 in 2021)	115,764	98,203
Inventories – net	126,113	114,507
Prepaid expenses	19,111	19,778
Other current assets	3,458	3,217
TOTAL CURRENT ASSETS	299,076	272,111

Property, plant and equipment – net	156,434	149,774
Goodwill	38,435	28,194
Other intangible assets – net	16,669	12,039
Deferred income taxes	5,645	3,839
Other assets	18,241	23,061

TOTAL ASSETS	$ 534,500	$ 489,018

LIABILITIES AND SHAREHOLDERS' EQUITY

Trade accounts payable	$ 51,499	$ 42,376
Notes payable to banks	14,236	16,423
Current portion of long-term debt	3,261	3,116
Accrued compensation and other benefits	20,415	21,703
Accrued expenses and other liabilities	26,086	21,917
TOTAL CURRENT LIABILITIES	115,497	105,535

Long-term debt, less current portion	60,594	40,048
Other noncurrent liabilities and deferred income taxes	29,500	27,335

SHAREHOLDERS' EQUITY
Shareholders' equity:
Common shares - $2 par value, 15,000,000 shares authorized, 4,940,094 and
4,907,143 issued and outstanding, as of March 31, 2022 and December 31, 2021, respectively	13,302	13,185
Common shares issued to rabbi trust, 244,485 and 243,138 shares at
March 31, 2022 and December 31, 2021, respectively	(10,201)	(10,102)
Deferred compensation liability	10,201	10,102
Paid-in capital	48,847	47,814
Retained earnings	421,921	410,673
Treasury shares, at cost, 1,788,283 and 1,685,387 shares at
March 31, 2022 and December 31, 2021, respectively	(95,631)	(93,836)
Accumulated other comprehensive loss	(59,529)	(61,719)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	328,910	316,117
Noncontrolling interest	(1)	(17)
TOTAL SHAREHOLDERS' EQUITY	328,909	316,100
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 534,500	$ 489,018

PREFORMED LINE PRODUCTS COMPANY
STATEMENTS OF CONSOLIDATED OPERATIONS

(Thousands of dollars, except per share data)	Three Months Ended March 31
	2022	2021

Net sales	$ 138,223	$ 117,553
Cost of products sold	96,272	77,361
GROSS PROFIT	41,951	40,192

Costs and expenses
Selling	10,661	9,601
General and administrative	16,309	14,394
Research and engineering	4,774	4,611
Other operating expense – net	756	818
	32,500	29,424

OPERATING INCOME	9,451	10,768

Other income (expense)
Interest income	113	21
Interest expense	(526)	(463)
Other income – net	5,103	228
	4,690	(214)

INCOME BEFORE INCOME TAXES	14,141	10,554

Income tax expense	1,840	3,377

NET INCOME	$ 12,301	$ 7,177

Less: Net (gain) loss attributable to noncontrolling interests	(16)	2

NET INCOME ATTRIBUTABLE TO PREFORMED
LINE PRODUCTS COMPANY SHAREHOLDERS	$ 12,285	$ 7,179

AVERAGE NUMBER OF SHARES OF COMMON STOCK
OUTSTANDING:
Basic	4,928	4,917
Diluted	4,943	4,936

EARNINGS PER SHARE OF COMMON STOCK
ATTRIBUTABLE TO PREFORMED LINE PRODUCTS
COMPANY SHAREHOLDERS:
Basic	$ 2.49	$ 1.46
Diluted	$ 2.49	$ 1.45

Cash dividends declared per share	$ 0.20	$ 0.20

CONTACT: MEDIA RELATIONS: JOSH NELSON, MANAGER, MARKETING COMMUNICATIONS, +1 440 473 9120, JOSH.NELSON@PLP.COM OR INVESTOR RELATIONS, ANDREW S. KLAUS, CHIEF FINANCIAL OFFICER, +1 440 473 9246, ANDY.KLAUS@PLP.COM